UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 13, 2018

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-06089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)
(816) 854-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	The Company’s Annual Meeting was held on September 13, 2018.

(b)	The final voting results of the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting are set forth below.

1)	Each of the following nominees for director was elected to serve until the next annual meeting of shareholders or until a respective successor is elected and qualified:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Angela N. Archon	146,629,350	548,530	207,926	15,469,667
Paul J. Brown	146,432,143	752,140	201,523	15,469,667
Robert A. Gerard	144,903,445	2,284,640	197,721	15,469,667
Richard A. Johnson	145,998,641	1,170,329	216,836	15,469,667
Jeffrey J. Jones II	146,461,239	725,326	199,241	15,469,667
David Baker Lewis	143,576,015	3,614,139	195,652	15,469,667
Victoria J. Reich	146,818,030	374,641	193,135	15,469,667
Bruce C. Rohde	145,651,403	1,529,996	204,407	15,469,667
Matthew E. Winter	146,593,271	587,955	204,580	15,469,667
Christianna Wood	146,438,306	764,300	183,200	15,469,667

2)
The proposal for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2019 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
160,224,106	2,389,944	241,423	0

3)	The advisory proposal on the Company’s named executive officer compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,480,971	57,405,918	498,917	15,469,667

4)	The shareholder proposal requesting that each bylaw amendment adopted by the board of directors not become effective until approved by shareholders was not approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,609,940	142,942,256	833,610	15,469,667

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: September 13, 2018	By:/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary

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